Exhibit 3.2

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF DESIGNATIONS

OF

NONVOTING CONVERTIBLE PREFERRED STOCK, SERIES D,

AND

8% NONVOTING, NON-CUMULATIVE, CONVERTIBLE PERPETUAL PREFERRED STOCK,

SERIES E,

OF

TAYLOR CAPITAL GROUP, INC.

Taylor Capital Group, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify that:

1. The name of the Company is Taylor Capital Group, Inc.

2. This Certificate of Amendment shall be effective upon filing with the office of the Secretary of State of the State of Delaware.

3. Article I of the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, which was previously filed with the Secretary of State of the State of Delaware on October 21, 2010, is hereby amended by inserting the following definitions in their alphabetically proper order:

“‘Corporation Series E Conversion Window’ means the period of time from and including December 27, 2011, through and including December 31, 2011.

‘Series E Conversion Rate (Series G)’ means, for each share of Series E Preferred, an amount equal to the sum of: (i) the quotient of $25.00 (subject to adjustment for stock splits, combinations or reclassifications of the Series E Preferred), divided by the Series E Conversion Price in effect at the time of conversion; plus (ii) the quotient of $7.00 (the value of the future cash dividends the holder of such share would be entitled to receive through May 28, 2015, assuming all dividends are declared and paid by the Corporation’s Board of Directors during such time), divided by the closing price of the Common Stock on the trading day immediately preceding the Series E Conversion Date.

‘Series G Preferred’ means the Corporation’s Non-Voting Convertible Preferred Stock, Series G.”

4. Article I of the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, is hereby further amended by replacing the definition of “Series E Junior Stock” therein with the following:

“Series E Junior Stock” means the Common Stock, the Series D Preferred, the Series G Preferred, Convertible Securities and any other class or series of capital stock of the Corporation now or hereafter authorized, other than Series E Senior Stock or Series E Parity Stock.”

5. Article III, Section 5(b) of the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, is hereby amended by replacing the same with the following:

“(b) Series E Conversion Date. Effective immediately prior to the close of business on any applicable Series E Conversion Date, dividends shall no longer be declared on any such converted shares of Series E Preferred, and such shares of Series E Preferred shall represent only the right to receive shares of Series G Preferred, Series D Preferred or Series C Preferred, as applicable, issuable upon conversion of such shares; provided that Series E Holders shall have the right to receive any declared and unpaid dividends as of the Series E Conversion Date on such shares and any other payments to which they are otherwise entitled pursuant to the terms hereof, subject to the terms of Article III, Section 2(f).”

6. Article III, Section 5(c) of the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, is hereby amended by replacing the same with the following:

“(c) Rights Prior to Conversion. Prior to the close of business on any applicable Series E Conversion Date, shares of Series G Preferred, Series D Preferred or Series C Preferred, as applicable, issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series E Preferred shall not be deemed outstanding for any purpose, and Series E Holders shall have no rights with respect to the Series G Preferred, Series D Preferred, Series C Preferred or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for securities issuable upon conversion or rights to receive any dividends or other distributions on the Series G Preferred, Series D Preferred or other securities issuable upon conversion) by virtue of holding shares of Series E Preferred.”

7. Article III, Section 5(d) of the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, is hereby amended by replacing the same with the following:

“(d) Record Holder as of Series E Conversion Date. The Person or Persons entitled to receive the Series G Preferred, Series D Preferred or Series C Preferred, as applicable, issuable upon conversion of Series E Preferred or other property issuable upon conversion of the Series E Preferred on any applicable Series E Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Series G, Series D

Preferred or Series C Preferred, as applicable, as of the close of business on such Series E Conversion Date.”

8. Article III, Section 6(a) of the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, is hereby amended by replacing the same with the following:

“(a) Corporation Conversion Right.

(i) The Corporation shall have the right, at its option, to cause some or all of the Series E Preferred to be converted into shares of Series D Preferred at the then-applicable Series E Conversion Rate (Series D) at any time after a Series E Mandatory Conversion Event.

(ii) During the Corporation Series E Conversion Window, the Corporation shall have the right, at its option, to cause some or all of the Series E Preferred to be converted into shares of Series G Preferred at the then-applicable Series E Conversion Rate (Series G).

(iii) Notwithstanding the foregoing, the Corporation may not cause any Series E Preferred to be converted pursuant to this Article III, Section 6 unless the Corporation simultaneously causes the same percentage of Series C Preferred to be converted into shares of Common Stock as it is causing the Series E Preferred to be converted hereunder.”

9. Article III, Section 6(c)(iii) of the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, is hereby amended by replacing the same with the following:

“(iii) the number of shares of Series D Preferred or Series G Preferred, as applicable, to be issued upon conversion of each share of Series E Preferred and, if fewer than all the shares of Series E Preferred of a Series E Holder are to be converted, the number of such shares to be converted.”

10. Article III, Section 7(a) of the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, is hereby amended by replacing the same with the following:

“(a) General. If the Corporation at any time after the effective date hereof subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series E Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Series D Preferred or Series G Preferred, as applicable, obtainable upon conversion of the Series E Preferred will be proportionately increased. If the Corporation at any time after the effective date hereof combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Series E Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Series D Preferred or Series G Preferred, as applicable, obtainable upon conversion of the Series E Preferred will be proportionately decreased.”

11. Article IV, Section 3(a) of the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, is hereby amended by replacing the same with the following:

“(a) Sufficient Shares. The Corporation shall at all times:

(i) reserve and keep available out of its authorized and unissued Common Stock, or shares of Common Stock acquired by the Corporation, solely for issuance upon the conversion of shares of Series D Preferred (including shares of Series D Preferred issuable upon conversion of issued and outstanding shares of Series E Preferred, and assuming for this purpose that all shares of Series D Preferred are at all times convertible into Common Stock), free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series D Preferred (including shares of Series D Preferred issuable upon conversion of issued and outstanding shares of Series E Preferred) and shares of Series C Preferred, respectively, then outstanding;

(ii) reserve and keep available out of its authorized and unissued Series D Preferred, or shares of Series D Preferred acquired by the Corporation, solely for issuance upon the conversion of shares of Series E Preferred, free from any preemptive or other similar rights, such number of shares of Series D Preferred as shall from time to time be issuable upon the conversion of all the shares of Series E Preferred then outstanding;

(iii) reserve and keep available out of its authorized and unissued Series G Preferred, or shares of Series G Preferred acquired by the Corporation, solely for issuance upon the conversion of shares of Series E Preferred, free from any preemptive or other similar rights, such number of shares of Series G Preferred as shall from time to time be issuable upon the conversion of all the shares of Series E Preferred then outstanding; and

(iv) reserve and keep available out of its authorized and unissued shares of Series C Preferred, or shares of Series C Preferred acquired by the Corporation, solely for issuance upon conversion of shares of Series E Preferred, in each case as provided in this Certificate of Designations, free from any preemptive or other similar rights, such number of shares of Series C Preferred as shall from time to time be issuable upon the conversion of all the shares of Series E Preferred then outstanding, assuming for this purpose that all shares of Series E Preferred are at all times convertible into Series C Preferred.”

12. Article IV, Section 3(b)(ii) of the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, is hereby amended by replacing the same with the following:

“(ii) upon conversion of shares of Series E Preferred, as herein provided, shares of Series D Preferred or Series G Preferred, as applicable, acquired by the Corporation and held as treasury shares (in lieu of the issuance of authorized and unissued shares of Series D Preferred or Series G Preferred, as applicable), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Series E Holders).”

13. Article IV, Section 3(c) of the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, is hereby amended by replacing the same with the following:

“(c) Free and Clear Delivery. All shares of (i) Common Stock delivered upon conversion of Series D Preferred, (ii) Series D Preferred or Series G Preferred delivered upon conversion of the Series E Preferred (to the extent applicable) and (iii) Series C Preferred upon conversion of the Series E Preferred (to the extent applicable), shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Series D Holders and the Series E Holders, respectively).”

14. Article IV, Section 6 of the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, is hereby amended by replacing the same with the following:

“6. No Closing of Books; Cooperation. The Corporation shall not close its books against the transfer of Series D Preferred, Series E Preferred or of Common Stock or Series G Preferred issued or issuable upon conversion of Series D Preferred or Series E Preferred in any manner which interferes with the timely conversion of Series D Preferred or Series E Preferred, as applicable. The Corporation shall assist and cooperate with any holder of Series D Preferred or Series E Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series D Preferred or Series E Preferred hereunder (including, without limitation, making any governmental filings required to be made by the Corporation).”

15. Article IV, Section 8 of the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, is hereby amended by replacing the same with the following:

“8. Taxes.

(a) Transfer Taxes. The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series C Preferred, Series D Preferred, Series E Preferred, Series G Preferred or Common Stock or other securities issued on account of Series D Preferred or Series E Preferred pursuant hereto or certificates representing such shares or securities; provided, however, that the Corporation shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series C Preferred, Series D Preferred, Series E, Series G Preferred or shares of Common Stock or other securities in a name other than that in which the shares of Series D Preferred or Series E Preferred, as applicable, with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been, or will be, paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series D Preferred (and on the shares of Common Stock received upon their conversion) or Series E Preferred (and on the shares of Series G Preferred, Series D Preferred or Series C Preferred received upon their conversion, as applicable) shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Series D Holders or Series E Holders, as applicable.”

16. This Certificate of Amendment to the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, was approved by the board of directors of the Company on October 13, 2011, recommended by the board to the Company’s stockholders in a proxy statement dated November 23, 2011, submitted to the Company’s stockholders for their approval at a duly called special meeting of the Company’s stockholders held upon notice in accordance with Section 222 of the DGCL and adopted by the stockholders of the Company, including the holders of the outstanding shares of 8% Non-Cumulative, Convertible Perpetual Preferred, Series C (voting on an as-converted basis with the Company’s common stockholders), and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E (voting as a separate class), at a special meeting of stockholders held on December 27, 2011, all in accordance with Section 242 of the DGCL.

Dated as of the 27th day of December, 2011.

TAYLOR CAPITAL GROUP, INC.

By:	/s/ Randall T. Conte
Name:	Randall T. Conte
Title:	Chief Financial Officer